SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2007

RUSSOIL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-136614	20-5022973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Russoil Corporation
230 Park Avenue
10th Floor
New York, New York 10169
(Address of Principal Executive Offices/including Zip Code)

(Registrant’s telephone number, including area code) (212) 551-1474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))
☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the current view about future events and financial performance based on certain assumptions. They include opinions, forecasts, projections, guidance, expectations, beliefs or other statements that are not statements of historical fact. In some cases, forward-looking statements can be identified by words such as “may”, “can”, “should”, “could”, “expects”, “hopes”, “believes”, “plans”, “anticipates”, “estimates”, “predicts”, “projects”, “potential”, “intends”, “approximates” or the negative or other variation of such terms and other comparable expressions.

Forward-looking statements in this Current Report may include, but not be limited to, statements about or based upon estimates of:

•	future financial and operating results, including projections of revenues, income, expenditures, cash balances and other financial items;

•	capital requirements and the need for additional financing;

•	our ability to develop commercially productive oil wells;

•	our success in locating commercially producing oil wells;

•	growth, expansion and acquisition strategies;

•	current and future economic and political conditions;

•	overall industry and market performance;

•	competition;

•	management’s goals and plans for future operations; and

•	other assumptions described in this Current Report underlying or relating to any forward-looking statements.

The forward-looking statements in this Current Report are only predictions. Actual results could and likely will differ materially from these forward-looking statements for many reasons, including the risks described under “Risk Factors” and elsewhere in this Current Report. No guarantee about future results, performance or achievements can be made. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The safe harbors for forward-looking statements provided by the Private Securities Litigation Reform Act are unavailable to issuers of a “penny stock”. Our shares may be considered a penny stock and, as a result, the safe harbors may not be available to us.

EXPLANATORY NOTE

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to "we," "us" and the "Company" are to Russoil Corporation a Nevada corporation, together with its majority-owned (51%) subsidiary, OJSE Smolenergy, a Russian Federation Corporation that holds a majority (51%) interest in Gorstovoye LLC, a limited liability formed under the laws of the Russian Federation. Specific discussions or comments relating only to Russoil Corporation will reference “Russoil”, those relating to OJSE Smolenergy will reference “Smolenergy” and, those relating to Gorstovoye LLC will reference “Gorstovoye”.

Unless otherwise indicated or the context otherwise requires, the number of shares of the Company’s common stock gives effect to a 28.5 to 1 stock split effected on April 30, 2007.

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to a Share Exchange Agreement dated as of May 31, 2007 (the “Combination Agreement”), by and among Russoil, Smolenergy and the Stockholders of Smolenergy (the “Stockholders”), Russoil was to have received all of the issued and outstanding capital stock of Smolenergy from the Stockholders in exchange for approximately 52% of the issued and outstanding capital stock of Russoil. The initial Combination Agreement was terminated after Smolenergy was found to be indebted to Victor Ekimov, the person who transferred 51% of the equity interests in Gorstovoye, LLC, Smolenergy’s majority owned subsidiary, and operational base, to Smolenergy for approximately $26,000,000 on or about May 25, 2007. As a result, the initial Combination Agreement was terminated and a second Combination Agreement was entered into on August 31, 2007 with Mr. Viktor Ekimov, canceling all indebtedness of Smolenergy, relating to Gorstovoye, to him in exchange for 110,000,000 shares of Russoil’s common stock while Smolenergy’s shareholders, surrendered their holdings in Smolenergy to Russoil and simultaneously Mr. Hutchinson, previously Russoil’s sole Executive Officer and Director, cancelled 242,000,000 shares of the Company owned by him.

Subject to the Voting Agreement (discussed below), Mr. Ekimov will be able to control Russoil’s Board of Directors and under certain conditions, will be able to increase his holdings in Russoil by an additional twenty (20%) percent.

In connection with the closing of the acquisition of 51% of the capital stock of Smolenergy, Messrs. Ekimov and Hutchinson, entered into a Voting Agreement, pursuant to which Mr. Ekimov agreed to vote his shares (110,000,000) in favor of up to two persons designated by Mr. Hutchinson, that may include Mr. Hutchinson, to Russoil’s Board of Directors, and Mr. Hutchinson agreed to vote his shares (250,000) in favor of five persons designated by Mr. Ekimov, that may include Mr. Ekimov, to Russoil’s Board of Directors. The Voting Agreement also requires their prospective nominees to vote against any action, proposal or agreement (i) including without limitation, any amendment to, or restatement of the Russoil’s Certificate of Incorporation or By-laws, submitted to the Russoil’s shareholders for their approval, authorization or ratification; and (ii) the issuance of any shares of Russoil’s capital stock for one year unless both Messrs. Ekimov and Hutchinson or their nominees, respectively, vote in favor of such issuance.

Form 10-SB Disclosure

Item 2.01 of Form 8-K provides that if a registrant reporting a transaction under Item 2.01 was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act), prior to such transaction, the registrant must disclose the information that would be required if it were filing a general form for securities registration on Form 10-SB. Please note that the information provided below relates to the combined company after the acquisition of a majority of Smolenergy’s capital stock. Since Russoil’s sole operations after the acquisition will consist solely of Smolenergy’s operations, the following discussion of our business and operations will refer to Smolenergy’s business and operations.

RISK FACTORS

Risks Related To Our Business

We have incurred significant losses. We expect future losses and we may never become profitable.

We have incurred significant losses and a substantial accumulated deficit. We expect to continue to incur net losses until our development work is completed, and we produce oil in sufficient quantities of sales that generate sufficient revenues to fund our continuing operations. We may fail to produce oil or insufficient quantities to achieve significant revenues from sales or achieve or sustain profitability. There can be no assurance of when, if ever, we will be profitable or be able to maintain profitability.

Potential Loss of Licenses

In April of 2007, the Federal Agency of the Ministry of Natural Resources of the Russian Federation (the “Ministry”) issued warnings to Gorstovoye that it was acting inconsistently with its Gorstovoye License Agreement as it had not submitted to the Ministry plans for (a) operation and maintenance of (as well as estimates of total oil reserves) and (b) remediation of occasional oil spills. Gorstovoe has until December of 2007 to eliminate these infractions. The Company believes that Gorstovoye is taking all necessary steps to resolve these issues and engaged an oil research institute, and a company specializing in oil spill remediation, respectively, to resolve these issues. The Company believes that Gorstovoye can obtain extensions of time to complete the plans if necessary. However, there can be no assurances that the oil research institute and the oil spill remediation specialist will submit plans acceptable to the Ministry in a timely fashion, or at all, and that Gorstovoye will not have their licenses for the Gorst oil field revoked. If Gorstovoye’s licenses were to be revoked, we would be without business operations and our securities would be without value.

We have only a limited operating history.

Gorstovoye was organized in April 2002 and Smolenergy was organized in October 2006. Since 2002, Gorstovoye has been engaged in the exploration of oil and gas in the Gorst oil field in the face of its poor geographical location and a lack of funding. We will be subject to the general business risk factors that similar young companies experience with the responsibilities and complexities attendant to any such organization, including (i) the ability to attract and maintain competent and experienced management and operating personnel, (ii) the ability to secure appropriate debt and equity capital to finance desired growth, and (iii) the efficient management and performance of everyday operations.

The Auditor’s Report for Smolenergy’s six months ended June 30, 2007 contains a Qualification.

The Qualification states that Smolenergy did not have sufficient time to have an estimate of the fair value of Gorstovoye done by a professional appraiser and that this could result in a restatement of those financial statements. There can be no assurance that the fair value of Gorstovoye has been properly estimated and a restatement of the financial statements will not have a material impact on our balance sheet and overall financial condition.

If we are unable to obtain additional funding our business operations will be harmed.

Our assets are insufficient to meet our operating expenses and capital expenditures through the end of fiscal year 2007. We do not know if additional financing will be available when needed, or if it is available, if it will be available on commercially reasonable terms or insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or cease operations.

Our business depends on the level of activity in the oil industry, which is significantly affected by volatile oil prices.

Our business depends on the level of activity in oil exploration, development and production in markets worldwide. Oil prices, market expectations of potential changes in these prices and a variety of political and economic factors significantly affect this level of activity. Oil prices are extremely volatile and are affected by numerous factors, including:

o	worldwide demand for oil and gas;
o	the ability of the Organization of Petroleum Exporting Countries, commonly called "OPEC," to test and maintain production levels and pricing; the level of production in non-OPEC countries;
o	the level of production in non-OPEC countries;
o	the policies of the various governments regarding exploration and development worldwide demand for oil and gas;
o	advances in exploration and development technology; and
o	the political environment of oil-producing regions.

The oil and gas business involves many operating risks that can cause substantial losses. Insurance may not be adequate to protect against all these risks.

The oil and gas business involves a variety of operating risks, including:

-	fire;
-	explosion;
-	blow-out;
-	uncontrollable flows of oil, gas, or well fluids;
-	natural disasters;
-	pipe failure;
-	casing collapse;
-	stuck tools;
-	abnormally pressured formations; and
-	environmental hazards such as oil spills, gas leaks, pipeline ruptures and discharges of toxic gases.

If any of these events occur, we could incur substantial losses as a result of:

-	injury or loss of life;
-	severe damage to and destruction of property, natural resources and equipment;
-	pollution and other environmental damage;
-	clean-up responsibilities;
-	regulatory investigation and penalties; and
-	suspension of operations.

If we experience any of these problems, it could affect wellbores, platforms, gathering systems and processing facilities, which could adversely affect our ability to conduct operations.

If oil and natural gas prices decrease, we may be required to take write-downs of the carrying values of our oil and natural gas properties.

Accounting rules require that we review periodically the carrying value of our oil and natural gas properties for possible impairment. Based on specific market factors and circumstances at the time of the prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gas properties. A write-down constitutes a non-cash charge to earnings. We may incur impairment charges in the future, which could have material adverse effect on our results of operations in the periods taken. Our international operations involve additional risks not associated with domestic operations.

Title to properties.

The Company believes Smolenergy has satisfactory title to Gorstovoye in accordance with standards generally accepted in the oil and natural gas industry, subject only to immaterial exceptions which do not detract substantially from the value of the interests or materially interfere with Gorstovoye’s operations or profits. The interests owned or to be acquired by Gorstovoye may be subject to one or more royalty, overriding royalty and other outstanding interests customary in the industry. The interests may additionally be subject to burdens such as net profits interests, overriding royalty interests, back-ins, liens incident to operating agreements, current taxes, development obligations under oil and natural gas leases and other encumbrances, easements and restrictions, any or all of which may detract substantially from the value of interests or materially interfere with Gorstovoye’s operations or projected profits.

Exploration is a high-risk activity and the seismic and other advanced technologies we use are expensive, require experienced personnel, and cannot eliminate exploration risk.

Exploration activities are substantially more risky than development or exploitation activities. We use seismic data and other advanced technologies to reduce our risk, but exploratory drilling remains a speculative activity. Even when extensively used and properly interpreted, seismic data and visualization techniques only assist geoscientists in identifying subsurface structures and hydrocarbon indicators. They do not conclusively allow the interpreter to know if hydrocarbons are present or if they are economically producible. The use of seismic data and certain other technologies also requires greater pre-drilling expenditures than traditional drilling strategies. Gorstovoye could incur losses as a result of such expenditures. Poor results from our exploration activities could have a material adverse effect on our future results of operations and financial condition. Western Siberia is a highly competitive area and our success there will depend on our ability to attract and retain experienced geoscientists and other professional staff.

Oil and gas operations are subject to extensive environmental and other governmental regulation, which can affect the cost, manner, or feasibility of doing business.

Development, production and sale of oil and gas are subject to extensive environmental and other governmental regulation. We have made and expect to make large expenditures to comply with environmental and other governmental regulations. These regulations could change in ways that might substantially increase our costs. Those changes have in the past significantly altered the marketing of oil and gas, and the effect of these changes on our ability to market our oil and gas at reasonable prices is uncertain. Environmental regulations could impose liability for pollution clean up and damages and require cessation of operations in affected areas. Any such costs, damages, suspension or termination could materially and adversely affect our financial condition and operations. We are subject to regulations that impose permitting, reclamation, land use, conservation, and other restrictions on our ability to drill and produce.

Gorstovoye and other properties that we acquire may not perform as we projected, and we may not be able to discover liabilities carried with the properties or obtain protection from sellers against them.

The successful acquisition of producing properties requires assessments of many factors, which are inherently inexact and may be inaccurate, including:

-	the amount of recoverable reserves;
-	future oil and gas prices;
-	estimates of operating costs;
-	estimates of future development costs; and
-	potential environmental and other liabilities.

Our review will not reveal all existing or potential problems, nor will it permit us to become familiar enough with the properties to assess fully their deficiencies and capabilities. We may not inspect every well, platform or pipeline. We cannot necessarily observe structural and environmental problems, such as pipeline corrosion or groundwater contamination, when an inspection is made. We may not be able to obtain contractual indemnities from the seller for liabilities they created. We may be required to assume the risk of the physical condition of the properties in addition to the risk that the properties may not perform in accordance with our expectations.

We operate in a highly competitive industry which may adversely affect our operations.

We operate in a highly competitive environment. Competition is particularly intense with respect to the acquisition of desirable undeveloped crude oil and natural gas properties. The principal competitive factors in the acquisition of such undeveloped crude oil and natural gas properties include the staff and data necessary to identify, investigate and purchase such properties, and the financial resources necessary to acquire and develop such properties. We compete with major and independent crude oil and natural gas companies for properties and the equipment and labor required to develop and operate such properties. Many of these competitors have financial and other resources substantially greater than ours.

The principal resources necessary for the exploration and production of crude oil and natural gas are leasehold prospects under which crude oil and natural gas reserves may be discovered, drilling rigs and related equipment to explore for such reserves and knowledgeable personnel to conduct all phases of crude oil and natural gas operations. We must compete for such resources with both major crude oil and natural gas companies and independent operators. We cannot assure you that such materials and resources will be available to us.

Our principal competitors include major integrated oil companies and their marketing affiliates and national and local gas gatherers, brokers, marketers and distributors of varying sizes, financial resources and experience. Certain competitors, such as major crude oil and natural gas companies, have capital resources and control supplies of natural gas substantially greater than we have. Smaller local distributors may enjoy a marketing advantage in their immediate service areas.

We compete against other companies in the natural gas processing business both for supplies of natural gas and for customers to which they will sell their products. Competition for natural gas supplies is based primarily on location of natural gas gathering facilities and natural gas gathering plants, operating efficiency and reliability and ability to obtain a satisfactory price for products recovered. Competition for customers is based primarily on price and delivery capabilities.

Reserve estimates are inherently uncertain and depend on many assumptions that may turn out to be untrue.

The process of estimating oil and gas reserves is complex and inherently uncertain. It requires various assumptions, including assumptions required by the SEC relating to oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. We must project production rates and timing of development expenditures. We need to analyze available geological, geophysical, production and engineering data, and the extent, quality and reliability of this data can vary. Oil and gas reserve engineering is a subjective process of estimating accumulations of oil and gas that cannot be measured in an exact manner. Estimates from other engineers might differ materially from those shown. The accuracy of any reserve estimate is a function of the quality and quantity of available data, engineering and geological interpretation and judgment.

Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves most likely will vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of reserves shown herein. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and gas prices and other factors, many of which are beyond our control.

Recovery of undeveloped reserves generally requires significant capital expenditures and successful drilling operations.

Ability to manage growth and achieve business strategy.

The Company expects to experience significant growth as a result of the acquisition of Gorstovoye and the drilling and workovers contemplated herein.

Gorstovoye’s anticipated growth will place a significant strain on the Company’s financial, technical, operational and administrative resources. Our ability to grow will depend upon a number of factors, including, but not limited to, its ability to develop Gorstovoye sites, its ability to retain and attract skilled personnel, the results of its drilling program, oil and gas prices, access to capital and other factors. There can be no assurance that the Company will be successful in achieving growth or any other aspect of its business strategy or that we will be successful in managing its growth.

We will have substantial risks in making acquisitions.

The Company seeks to purchase additional properties and explore for oil and natural gas. The successful acquisition of producing properties requires an assessment of recoverable reserves, future oil and natural gas prices, operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily imprecise, and their accuracy is inherently uncertain. In connection with such an assessment, the Company will need to perform a review of the subject properties that it believes to be generally consistent with industry practices, which includes on-site inspections and the review of reports filed with various regulatory entities. Such a review, however, will not reveal all existing or potential problems nor will it permit a buyer to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even though an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of such problems. There can be no assurances that any acquisition can be made at acceptable prices or acceptable terms or will be successful in producing economically recoverable reserves or derive a profit to the Company. There can be no assurance that the condition of the properties acquired or the circumstances relating to such properties (such as the viability of the site to produce hydrocarbons, the ability of the Company to profitably develop the property or the liability of the Company with respect to the acquired property) will not materially change from the time when such properties were acquired.

We have no plans to issue dividends.

We have no present intention of paying any dividends on our capital stock in the foreseeable future, as we intend to use earnings, if any, to generate increased growth. The payment of dividends in the future, if any, rests solely within the discretion of the Board of Directors and will depend upon, among other things, earnings, capital requirements and financial condition, as well as other factors deemed relevant by the Board of Directors. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may also limit the ability to pay dividends.

Uncertainty in Enforcing United States Judgments.

All of the Company’s directors and executive officers reside outside of the United States, service of process upon such persons may be difficult to effect in the United States upon all such directors and officers.

All of the Company’s assets are and will be located outside of the United States, in the Russian Federation, and any judgment obtained in the United States may not be enforced in that jurisdiction. There is substantial doubt as to the enforceability in the Russian Federation of actions to enforce judgments of the United States’ courts arising out of or based on the civil liability provisions of United States federal or state securities laws or otherwise.

Risks Related to Our Common Stock; Liquidity Risks

The price of our Common Stock may fluctuate significantly, which could lead to losses for stockholders.

Stock of public companies can experience extreme price and volume fluctuations. These fluctuations often have been unrelated or out of proportion to the operating performance of such companies. We expect our stock price to be similarly volatile. These broad market fluctuations may continue and could harm our stock price. Any negative change in the public’s perception of the prospects of our company or companies in our market could also depress our stock price, regardless of our actual results. Factors affecting the trading price of our Common Stock may include:

•	variations in operating results;

•	recruitment or departure of key personnel;

•	litigation, legislation, regulation or technological developments that adversely affect our business;

•	changes in the estimates of operating results or changes in recommendations by any securities analyst that elect to follow our common stock; and

•	market conditions in oil and gas industries.

Certain financial statements attached as exhibits to this Report have not been audited.

Certain of the financial statements attached hereto are unaudited. No assurance can be given that if such financial statements were audited, they would not be materially different.

You may lose your investment in the Shares.

An investment in the shares involves a high degree of risk. An investment in the shares is suitable only for investors who can bear a loss of their entire investment.

The issuance of preferred stock may have the effect of preventing a change of control and could dilute the voting power of our Common Stock and reduce the market price of our Common Stock.

Our authorized capital stock includes 5,000,000 shares of preferred stock, of which all 5,000,000 shares is blank check preferred stock. Our board of directors is authorized to designate such stock with preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as they deem advisable without shareholder approval. The effect of designating and issuing shares of preferred stock upon the rights of our common shareholders cannot be stated until our board of directors determines the specific rights of such preferred stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock, or impairing the liquidation rights of the common stock, without further action by our shareholders. The designation and issuance of preferred stock could also have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of preferred stock may be sold to third parties that indicate that they would support our board of directors in opposing a hostile takeover bid. Our blank check preferred stock is not intended to be an anti-takeover measure, and we are not aware of any present third party plans to gain control of us. Although we may consider issuing preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, it currently has no binding agreements or commitments with respect to the issuance of any shares of preferred stock.

Our common stock is quoted on the OTC Bulletin Board and the limited reported quotations and volume of shares have been volatile.

Our common stock is quoted on the OTC Bulletin Board under the symbol “RUSO.” Trading in our common stock has been limited and volatile. There can be no assurance that a stable market for our shares will exist, or if it exists, it will be sustained.

In the event that we fail to timely file any periodic report filings with the SEC, our Common Stock may be removed from the Over-The-Counter Bulletin Board.

Pursuant to the Over-The-Counter Bulletin Board ("OTCBB") rules relating to the timely filing of periodic reports with the SEC, any OTCBB issuer which fails to file a periodic report (Form 10-QSB's or 10-KSB's) by the due date of such report (not withstanding any extension granted to the issuer by the filing of a Form 12b-25), three (3) times during any twenty-four (24) month period is automatically removed from the OTCBB. In the event an issuer is removed, such issuer would not be eligible to return to the OTCBB for a period of one-year, during which time any subsequent late filing would reset the one-year period of removal. We filed our Form 10-QSB for the period ended June 30, 2007 late. If we are late in our filings two more times in the twenty-four (24) month period and removed from the OTCBB, the market value of our common stock could be reduced significantly and sales of share of our common stock may be difficult.

Relationship with principal shareholders

The principal shareholder of Russoil, Victor Ekimov, owner, in the aggregate of, 110,000,000 shares of our common stock (approximately 52%) and Silvestre Hutchinson, a director and previously the sole officer and director of the Company have entered into a Voting Agreement that allows them to designate others or themselves to be directors of the Company, Mr. Ekimov has the right to designate five directors and Mr. Hutchinson two directors. The Voting Agreement also requires the members of the Board appointed by them to act jointly with regard to certain corporate actions. As a result, such persons will control, in the aggregate approximately 52% of the outstanding shares of our common stock. Accordingly, such holders could have control over matters requiring a vote of our shareholders. This concentration of ownership could also have the effect of delaying or preventing a change in control or discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material adverse effect on the market price of the our common stock or prevent our shareholders from realizing a premium over the market price for their shares of our common stock.

Our Common Stock may be subject to Penny Stock Rules, which could affect trading.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00, subject to exceptions. The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the rules generally require that prior to a transaction in a penny stock the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. Our common stock is subject to the penny stock rules, and investors acquiring shares of our common stock may find it difficult to sell their shares of our common stock.

BUSINESS

Overview

Prior to the closing upon the Share Exchange Agreement dated as of August 31, 2007, Russoil had only nominal activities and was considered to be a “shell” corporation. Through June 30, 2007, Russoil, on a condensed consolidated pro forma unaudited basis, had sustained losses of approximately $160,333 and had an accumulated deficit of $135,463.

Upon closing, the Company became the sole owner of OJSE Smolenergy, a Corporation formed under the laws of the Russian Federation (“Smolenergy”) on October 28, 2006 to attract investments in the Russian oil and gas energy field.

On May 25, 2007, Smolenergy purchased 51% of the interests of the Limited Liability Company, Gorstovoye, a Russian Federation limited liability company formed on April 23, 2002 (“Gorstovoye”) Gorstovoye is engaged in investing in oil and gas petroleum assets. It has obtained licenses from the Federal Agency of the Ministry of Natural Resources of the Russian Federation (the “Ministry”) for the Gorstovoye oil field until:

•	March 18, 2014, conduct mineral exploration and production including oil and gas;
•	January 31, 2008, conduct oil and gas well operations;
•	December 31, 2008, conduct mining operations.

The Gorstovoye oil field is situated in the Tomsk Region of the Western Siberian Lowland and, geographically, poses distinct difficulties as it is accessible to normal vehicular traffic from late December through late April. Other times it is accessible only via all terrain vehicles or helicopter. Smolenergy and Gorstovoye have sustained significant losses and have a significant accumulated deficit.

In April of 2007, the Ministry issued warnings to Gorstovoye that it was acting inconsistently with its Gorstovoye License Agreement as it had not submitted to the Ministry plans for (a) operation and maintenance of (as well as estimates of total oil reserves) and (b) remediation of occasional oil spills. Gorstovoe has until December of 2007 to eliminate these infractions. The Company believes that Gorstovoye is taking all necessary steps to resolve these issues and engaged an oil research institute, and a company specializing in oil spill remediation, respectively, to resolve these issues.

Gorsk Oil Field

Gorstovoye obtained the right to use the subsurface resource area that includes the Gorst oil field in August 2002 by the transfer of the license initially issued to the local government to Gorstovoye. After the license was transferred to Gorstovoye, it commenced work on developing design and estimation documents and obtaining permits to fulfill the conditions of the license agreement.

Gorstovoye was part of the Russian Federations Program for Geological Study of Subsurface Resources in this license area during 2003 through 2005.

Seismic exploration was conducted and completed in the fourth quarter of 2003 to learn the density of seismic lines in the northern portion of the field and revealed the structure of the northern portion of the Gorst field, and, in part, the southern portion, in significantly greater detail. This work was needed to refine the geological model of the structure of the northern part of the field. During 2003 and 2004, Gorstovoye began setting up oil production for the production testing stage in the priority (northern) part of the field and organized the work to comply with regulatory requirements in effect governing the development of oil fields in the Russian Federation. This work was a necessary prerequisite to move on to the design and implementation of production testing and the drilling of development wells.

Two development wells were drilled. One of them was abandoned on the basis of geophysicists’ findings that it was water-saturated. Because of this finding, other potential oil beds were not tested, despite some positive readings. Initially, the drilling results from this well discredited the significance of the Gorst oil field. Geologists could not understand why wells were water bearing at a level that they expected to be mineral viable. In 2005-2006 energy-information processing of satellite imaging of the field’s territory, nuclear-geochemical study of core material from another well, seismic lines studies and determination of the content of metal-containing minerals showed that the beds under another well were oil-saturated.

As a result of this studying of seismic lines and energy-information filtering through satellite imaging, the Company believes it will be able to efficiently locate an appraisal well to penetrate productive oil-bearing beds, and to construct a cluster for drilling productive development wells in the area in the future.

Due to the conclusions that were initially drawn about the negative results from drilling, the first well, the second well was drilled in the direction of a third well. At present, this third well, appears to be productive. Due to the lack of funding, the third well has not been completely tested.

On the whole, the Company believes the studies done by Gorstovoye have resulted in a clearer picture of the geological model of the Gorst field and made it possible, based on this model, to plan an efficient program of geological exploration and production testing that can prepare the field for development in approximately three years provided adequate financing is obtained, of which no assurance can be given, is secured.

In 2003, Gorstovoye completed a “Design for Production Testing of the Gorst Field" and it was approved by the Ministry. A plan for the construction of Field Facilities for the Gorst Oil Field was prepared for the initial, northern part of the field in the production testing stage, which, in turn, includes the following designs:

•	Construction of field facilities for part of the Northern oil field;
•	Construction of field facilities for the oil treatment and pumping area with a gas recovery unit, a water treatment and separation facility(“TWSF”);
•	Oil pipeline from the Gorst field to the TWSF;
•	Construction of development wells; and
•	Drilling of wells for domestic and drinking water supply in the territory of the Gorst Oil Field.

The designs for production testing and construction of field facilities have received affirmative findings from Russian Federation industrial safety reviews. The designs have been endorsed by the Russian Federation’s Regional Authority and the industrial safety findings have been appropriately registered.

Site Preparation

A foundation for the implementation of the Gorstovoye development plan by the construction of surface facilities for the Gorst field has been completed and includes:

•	Oil treatment and pumping area with gas recovery unit;
•	Custody transfer meter (“CTM”);
•	Oil pipeline from the Gorst Oil Field’s TWSF to the Gorst CTM;
•	Power supply;
•	Water intake for domestic and drinking water supply, with water and power lines;
•	Cluster of development wells and process service lines; and
•	Office and service complex.

During 2003 through 2005 the following site specific construction work was performed:

“CLUSTER” One:
•	a site was filled, and the cluster base was constructed;
•	a well metering station with a control unit was installed;
•	a package transformer substation was installed;
•	an oil pipeline was constructed to the TWSF;
•	an oil pipeline was constructed from the third well;
•	planking was laid along the right-of-way road from the third well to Cluster One;
•	planking was laid along the right-of-way road from Cluster One to the TWSF; and
•	another well was drilled.

GORST - NORTH OIL PIPELINE:
•	an oil pipeline from the Gorst TWSF to the CTW at the northern field was constructed.

OIL TREATMENT AND PUMPING AREA WITH GAS RECOVERY UNIT -  TREATMENT AND WATER SEPARATION FACILITY (TWSF):
•	the area for the TWSF, with the pipeline route and the flare area (for the burning off of excess combustibles), was filled;
•	two stock tanks were built, pressure-tested, treated for protection against corrosion and calibrated;
•	a separation unit installed;
•	a pumphouse with two pumps was constructed for internal and external oil transfer pumping; and
•	an emergency power generating unit, tank and storage facilities were prepared.

The Company believes that all of the necessary components are in place to begin oil production in a production testing mode, provided adequate financing is obtained. To finance the foregoing, it is estimated that the Company will initially require an estimated US$5,000,000 in investment capital with an approximate total of US$100,000,000 necessary to bring all projects to completion. There can be no assurance that such financing will be obtained on terms commercially reasonable to the Company, or at all.

Limitations of Local Geography

The Gorst oil field’s ground surface is very boggy, with individual dry ridges. Travel to the oil field by motor vehicle is possible for only four months out of the year: from the end of December until the end of April, after the streams and wetlands have frozen, on temporary winter roads. For the other eight months of the year, the only way to get to the Gorst oil field is by all-terrain vehicle or helicopter. There are no roads in the oil field itself.

As a consequence, there are two ways of delivering oil for sale. The first is to hold the oil in tanks at the TWSF during the warm portion of the year and use trucks to transport in the wintertime. This option can and should be fully used until the TWSF and the oil pipeline to the CTM are put into operation. After the pipeline is fully operational truck transportation can be used to meet the Company’s own needs and the needs of small consumers that cannot access pipeline transportation.

Obviously, the second option is more efficient: transportation of oil through a pipeline. This option can be put into operation when all work will be completed on construction of the TWSF and CTM.

Initially, our plan is to produce dry oil. The oil is treated to market standards in two stages. The first stage of treatment is to be done in units at the Gorst TWSF. Wells produce a mixture of gas and oil that is pumped through a pipeline to the Gorst TWSF and is fed into the first- and second-stage gas-oil separators, separating gas from oil. The separated gas goes to the gas dryer (PGD) and then through gas lines to meet the Company’s own needs: (boiler room, gas-piston power plant and two furnaces (to be constructed) for heating the oil); the remainder of the gas is flared (burned off). From the second-stage separator, the oil is to go to holding tanks to accumulate and periodically pumped through the pipeline to Gorst’s CTW, then it is to go through pipelines to the planned North treatment and water separation facility, and is to be transferred by pipeline systems i.e., to the oil treatment facility (OTF) at the Sovetskoye Central Tank Farm.

The second and final stage of oil treatment takes place at the OTF, and the oil is delivered through pipeline systems, to the Aleksandrovskoye delivery and acceptance point (DAP).

From there, the oil is transported and delivered to Russian refineries or for export.

Necessary Future Development

Two principle issues need to be addressed as prerequisites to meeting the basic objectives set by the plan of operation:

1. Conversion. Convert the greater part of the oil reserves from the current oil category to a higher category.
2. Production Testing. Intensive production testing for the purpose of determining the basic parameters needed to draw up design documents for development of the field. Also, field facilities and service lines need to be constructed.

In order to raise the category of oil and gas reserves in the Gorst field it is necessary to drill three vertical appraisal wells penetrating Paleozoic deposits to a depth of at least 100 meters. These wells should be located in the northern, central and southern parts of the field. The average depth of these wells is planned to be 2,600-2,700 meters. The highest priority is planned to be a well with a depth of 2,600 meters, to be drilled in the northern part of the field at the intersection of two seismic lines. The category of the reserves could be increased by further testing and also by recalculating the reserves for the whole field on the basis of new drilling data from wells and from previous and newly drilled wells.

The Company must conduct intensive, efficient production testing, which will not only make it possible to prepare the field for development, but to provide for production of oil in volumes sufficient for subsequent development of the field with the Company’s own revenues. At least three development wells need to be drilled in an initial cluster during the investment period and gradually put into production testing, at least two development wells need to be drilled and put into production testing. In summary it is necessary to construct and put into production testing one appraisal well and five development wells.

Upon receipt of $5,000,000 in financing, of which no assurance can be given, we expect to be able to have at least eight oil-producing wells in the field.

During the winter of 2006 and 2007 all of the necessary materials were brought in for construction of three wells in the first cluster, and also for appraisals. The development wells are being prepared for drilling. A similar operation to bring in materials for drilling two to three additional wells, should be carried out in the winter of 2007 - 2008.

Mineral Trading

During the second quarter of fiscal 2007, Smolenergy, for the first time, engaged in the bartering of petroleum products. No cash was received from customers nor paid to suppliers and a loss was sustained. The Company is unsure if it will engage in such activities in the future. Under Generally Accepted Accounting Principles in the United States (US GAAP), any such transactions are not recognizable as revenue.

Competition

We compete in a highly competitive industry. We encounter competition in all of our operations, including property acquisition, and equipment and labor required to operate and to develop our properties. Russoil competes with major oil companies, independent oil companies, and individual producers and operators. Many competitors have financial and other resources substantially greater than ours.

Regulations Governing Russian Joint Stock Companies

Russian joint stock companies are corporate entities with limited liability similar to corporations formed under United States laws. Shareholders of Russian joint stock companies generally are not liable for debts and obligations of the company. However, shareholders of a bankrupt joint stock company may be held liable for debts and obligations of the bankrupt company if they have exercised their authority to undertake an action knowing that bankruptcy would be the result of their actions. In closed joint stock companies, i.e. companies with a limited number of shareholders, such as Smolenergy, any transfer of shares by a shareholder to a third party is subject to the pre-emptive right of the other shareholders to acquire such shares at the price offered to a third party.

Under Russian law, a simple majority of voting shares is sufficient to control adoption of most resolutions. Resolutions concerning amendment of the company charter, reorganizations (including mergers), liquidation, any increase in authorized shares, or certain "large" transactions require the approval of the shareholders holding 75% of the outstanding shares.

A Russian joint stock company has no obligation to pay dividends to the holders of common shares. Any dividends paid to shareholders must be recommended by the board of directors and then approved by a majority vote at the general meeting of shareholders. Dividends may be paid every quarter of a year.

Environmental Regulation

The government of the Russian Federations, Ministry of Natural Resources, and other agencies establish special rules, restrictions and standards for enterprises conducting activities affecting the environment. The general principle of Russian environmental law is that any environmental damage must be fully compensated. Under certain circumstances, top officers of the entity causing substantial environmental damage may be subject to criminal liability.

The law of the Russian Federation on subsoil requires that all users of subsoil ensure safety of works related to the use of subsoil and comply with existing rules and standards of environment protection. Failure to comply with such rules and standards may result in termination or withdrawal of the Smolenergy license.

Taxation

As a Russian resident entity i.e., Smolenergy/Gorstovoye is subject to all applicable Russian taxes, many of which currently impose a significant burden on profits. The most significant Russian taxes and duties including but not limited to:

•
20% value added tax (established pursuant to Chapter 21 of the Tax Code of Russia), applicable only to domestic sale of goods in Russia and the Ukraine. No value added tax is payable on goods exported to the West from Russia;

•
20 to 24% profit tax which includes 6% federal profit tax, 12 to 16% regional profit tax and 2% local tax (in accordance with Chapter 25 of the Tax Code of Russia). Russian law allows the carry forward and use of losses, subject to limitations;

•
Income tax on dividends payable to Smolenergy shareholders. The tax must be withheld by Smolenergy from the amount distributed to each shareholder. The current rate of tax on dividends payable to corporate foreign shareholders is 15%. However, dividends payable to Russoil, a United States resident company, are subject to regulations contained in the United States - Russia tax treaty which limits the tax on dividends payable to Russoil to 5% (as long as Russoil holds more than a 10% interest in Smolenergy);

•
Tax on production of minerals applicable to all subsoil users producing minerals, including crude oil. After expiration of the temporary tax rate period, the tax will apply at the rate of 16.5% of the value of the oil produced by the taxpayer;

•	Unified social tax (established pursuant to Chapter 24 of the Tax Code of Russia) at the rate of up to 35.6% of the payroll;

•
Transport tax (established pursuant to Chapter 28 of the Tax Code of Russia) payable by owners of motor vehicles at the rate established by regional authorities based on the type and capacity of the vehicle. The maximum amount of tax payable by an owner of a motor car per year is RUR 150 (ca. USD 4.78) per horsepower;

•	Oil export duty, currently in the amount of US$ 25.9 per ton of crude oil being exported;

•	Regional property tax payable annually at 2% of the value of assets of the entity.

New tax laws including those setting forth rules for application of the value-added tax, profit tax, and tax on the production of minerals were enacted within the past years. The cost of legal and accounting advice to keep up with changes in the Russian tax laws may be significant and penalties for violations, even inadvertent ones, may be steep. If revisions impose confiscatory taxes, our profitability will be adversely affected.

Employees

We currently have 17 full time employees including three executive officers, three administrative and clerical persons and 11 oil filed workers. We also utilize the services of independent contractors on an as-needed basis.

Properties

Smolenergy leases offices in Moscow and Smolenska, Russia at an annual aggregate cost of approximately US$80,000.

Legal Proceedings

The Company currently is not a party to any material legal proceedings. Gorstovoye is a defendant in a proceeding before the Moscow Arbitration court (case #A40-3752/07-50-38). The claimant, LLC “Insider” is seeking to hold Gorstovoye responsible for an alleged debt of JSC “Tomsktruboprovodsroy” in the total amount of RUB 6.8 mln (approximately US $270,000 at the CBR exchange rate as of June 30, 2007). Allegedly, Gorstovoye signed an agreement to pay this debt. Gorstovoye’s defense is that it has never agreed to assume this obligation and the signature on the agreement is a forgery. The Company’s management estimates the probability of overcoming this litigation is significant. Thus, no contingent liabilities were accrued in the financial statements for this claim. Gorstovoye is also a defendant in case No.A40-67467/06-47-487.

The Company’s management believes that the ultimate result of this litigation will not significantly affect the operating results or financial position of the Company.

Presently, signature analyses are being prepared to be presented to the Moscow Arbitration Court.

OJSC “Smolenergy”
Management's Discussion and Analysis or Plan of Operation

1. Operations and Business

The Open Joint Stock Company ("OJSC") Smolenergy was formed on 28 October 2006 in accordance with the Federal Law dated 26 December 1995 “On Joint Stock Companies” to attract investments to the Russian energy sector.

Address of the Company: RF, 121059, Moscow, Quay T. Shevchenko, 1/2, Boxes 27,

OJSC “Smolenergy” issued 10,000 common stocks at par value 10.0 RUR. All the shares issued and outstanding: 100,000 RUR as of June 30, 2007 and December 31, 2006.

Stock owners of the enterprise: Bagay Evgeny - 25%; Kamennoy Elias - 5%; Fedosov Evgeny - 70%.

Head of the organization: General Director - Tashan Arsen

On May 25, 2007 OJSC “Smolenergy” gained control over Limited Liability Company “Gorstovoe” by buying 51% of its shares. According to the Russian legislation the contract becomes effective from the date of notifying the Company (LLC “Gorstovoe”) of the change of its shareholders. This notification was sent on May 25, 2007. The formal procedure of registration of legal documents in Russian tax authorities has not been completed on the date of the financial statements. The management believes that the registration will be completed in a short time and it won’t influence on these financial statements.

Limited Liability Company “Gorstovoe” (“Gorstovoe”) was incorporated on April 23, 2002 in Tomsk city in accordance with Federal Law No. 14 dated February 08, 1998 “About societies with limited liability”. The construction-in-progress funds are situated in Tomsk region nearby Strejevoi settlement. The office of LLC “Gorstovoe” is situated in Tomsk city.

Gorstovoe’s main activity is investments in assets directed to oil and petroleum gas production. The production will start after completion of necessary construction work.

Gorstovoe has obtained licenses from the government authorities for:

•
exploration activity, mineral exploration, mining operations of oil and gas in Gorstovoe oilfield, the license is valid till March 18, 2014. LLC “Gorstovoe” has licensing agreement for use conditions in Gorstovoe oil field which is the integral part of the license.

•	well operations, the license is valid till January 31, 2008.

•	mining of soil, the license is valid till December 31, 2008.

•	surveyor operations, the license is valid till May 31, 2009.

•	underground water extraction, the license is valid till December 31, 2010.

On April 20, 2007 LLC “Gorstovoe” was warned by the Federal Agency of Ministry of Natural resources about following inconsistencies with the terms of the license agreement for exploration of the Gorstovoe oil field:

1.	Plan of operation and maintenance phase of exploitation has not been submitted to the Federal Agency, as well as the estimations of total oil reserves in the oilfield.

2.	Plan of liquidation of occasional oil splits has not been submitted to the Federal Agency.

According to this notification issued on April 20, 2007 LLC “Gorstovoe” has 9 months to eliminate these violations.

Management of LLC “Gorstovoe” is doing all necessary steps to eliminate the inconsistencies within this period.

LLC “Gorstovoe” has engaged oil research institute “TomskNIPINeft” to present Plan of operation and maintenance phase of exploitation of Gorstovoe oilfield (contract #PR758 dated 16 June 2007).

The second task is solved by specialized company LLC “Sibhimmashprom” on the contact #5/1-07-PR dated 16 July 2007 with LLC “Gorstovoe”. According to the contact Plan of liquidation of occasional oil splits should be agreed with authorities within requested period.

The management of the Company is sure that these contracts will solve all requirements of the Federal Agency of Ministry of Natural resources and the warning will be withdrawn.

OJSC “Smolenergy” and its subsidiary - LLC “Gorstovoye”, (jointly as the "Company" or the "Group"), will be principally engaged in the project of buying, development and exploitation of “Gorstovoe” oil field.
In accordance with License 1315/TOM/11289NE from August 28, 2002 and data by Project of the OJSC “Smolenergy” works on this oil field are expected to start during 2007-2011, gradually enlarging hydrocarbon production, the commercial base. This oil field will realize the hydro-carbon raw material on export and inside Russia, prepare the base for own oil processing, for what during 2007-2011 were bore 146 deep bore holes by depth before 3000 m. with their following usage.
The Base of the Project is well drilling activity. For accommodation of 200 wells on license territory all area for drilling is prepared. Average explored reserves of oil on all areas of categories C2, which will be transformed into oil reserves of category C1+C2, are 6.063 million tons. Design depth of wells are 3000 m.

The Company maintains its books and records in accordance with accounting and taxation principles and practices mandated by the Russian legislation. The accompanying interim condensed consolidated financial statements were derived from the Company's Russian statutory books and records with adjustments made to present them in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

The accompanying consolidated financial statements differ from the financial statements issued for statutory purposes in Russia at that they reflect certain adjustments, not recorded in the Company's statutory books, which are appropriate to the present financial position, results of operations and cash flows in accordance with US GAAP. The principal adjustments relate to: (1) recognition of certain expenses; (2) valuation and depreciation of property, plant and equipment; (3) foreign currency translation; (4) deferred income taxes; (5) valuation allowances for unrecoverable assets; (6) accounting for the time value of money; (7) accounting for investments in oil and gas property and conveyances; (8) consolidation principles; (9) recognition and disclosure of guarantees, contingencies, commitments and certain assets and liabilities; (10) business combinations and goodwill.

The results of operations for the six month ended on 30 June 2007 are not indicative for results of operations for the full year. The Company intends to use Gorstovoe oil field in 2007. Revenues and expenses from this activity will be disclosed in the financial statements for subsequent periods beginning from the 3rd quarter 2007.

Critical Accounting Policies

This discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements that have been prepared under accounting principles generally accepted in the United States of America (“GAAP”). The preparation of financial statements in conformity with US GAAP requires our management to make estimates and assumptions that affect the reported values of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported levels of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Below is a discussion of accounting policies that we consider critical to an understanding of our financial condition and operating results and that may require complex judgment in their application or require estimates about matters which are inherently uncertain. A discussion of our significant accounting policies, including further discussion of the accounting policies described below, can be found in Note 3, "Summary of Significant Accounting Policies" of our Consolidated Financial Statements.

Purchase price allocation and impairment of intangible and long-lived assets

Intangible and long-lived assets to be held and used, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset, and its eventual disposition. Measurement of an impairment loss for intangible and long-lived assets that management expects to hold and use is based on the fair value of the asset as estimated using a discounted cash flow model.

We measure the carrying value of goodwill recorded in connection with the acquisitions for potential impairment in accordance with SFAS No. 142, Goodwill and Other Intangible Assets.” To apply SFAS 142, a company is divided into separate “reporting units,” each representing groups of products that are separately managed. For this purpose, we have one reporting unit. To determine whether or not goodwill may be impaired, a test is required at least annually, and more often when there is a change in circumstances that could result in an impairment of goodwill. If the trading of our common stock is below book value for a sustained period, or if other negative trends occur in our results of operations, a goodwill impairment test will be performed by comparing book value to estimated market value. To the extent goodwill is determined to be impaired, an impairment charge is recorded in accordance with SFAS 142.

1.2.Financial Instruments

Fair Value

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from the financial instruments.

Foreign Currency Risk Exchange restrictions and controls exist relating to converting Russian Rubles to other currencies. At present, the Russian Ruble is not a convertible currency outside the Russian Federation. Future movements in the exchange rates between the Russian Ruble and the US dollar will affect the carrying value of the Company’s Russian Ruble denominated monetary assets and liabilities. Such movements may also affect the Company’s ability to realize non-monetary assets represented in the US dollars in these consolidated financial statements. Any transaction of Russian Rubles amounts to US dollars should not be construed as a representation that such Russian Ruble amounts have been, could be, or will in the future be converted into US dollars at the exchange rate shown or at any other exchange rate.

Concentration of Credit Risk

SFAS No. 105 “Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk”, requires disclosure of any significant off-balance sheet risk and credit risk concentration. The Company does not have significant off-balance sheet risk.

1.3. Acquisitions

On 25 May 2007 OJSC “Smolenergy” acquired 51% share of Limited Liability Company “Gorstovoe” for 26 mln. US dollars from its former shareholder JSC “Ariust”.

According to the purchase contract OJSC “Smolenergy” should pay RUR 3,250,000 (US$ 125,481 at the CBR exchange rate as of the contract date) within 2 month from 25 May 2007. The rest of the debt OJSC “Smolenergy” should pay until 1 October 2007.

On 12 July 2007, the Company paid RUB 3,250,000 (US$ 125,481 at the CBR exchange rate as of the contract date) and intends to meet the deadline for the rest of the payment to fulfill its obligations on the purchase contract. Following this purchase contract the Company also intends to buy additional 39% of LLC Gorstovoe to get 90% of its shares in the nearest future.

LLC Gorstovoe’s main assets directed to oil and petroleum gas production. It has necessary licenses from the government authorities for exploration activity, mineral exploration, oil and gas production in “Gorstovoe” oil field. LLC Gorstovoe also has initial construction-in-progress assets which are disclosed in the corresponding Note. The production will start after completion of the necessary construction work.

The primary reason for this acquisition is to attract foreign investments to the project of development and exploration of “Gorstovoe” oil field. Under the provisional accounting method the purchase price was not fully allocated to the fair values of assets acquired and liabilities assumed. The positive goodwill of 19.149 mln US$ will be partially allocated in the future periods to the mineral rights emerging from active licensing agreements of LLC Gorstovoe.

1.4. Revenue from sales, cost of sales

The Company’s revenue and costs are recognized in accrual basis.

1.5. Business Environment

Whilst there have been improvements in Russian economic situation, such as an increase in gross domestic product and a reduced rate of inflation, Russia continues economic reforms and development of its legal, tax and regulatory frameworks as required by a market economy. The future stability of Russian economy is largely dependent upon these reforms and developments and the effectiveness of economic, financial and monetary measures undertaken by the government. In addition laws and regulations, including interpretations, enforcement and judicial processes, continue to evolve in Russia. Other laws and regulations and certain other restrictions producing a significant effect on the Company's industry, including, but not limited to the following issues: rights to use subsurface resources, environmental matters, site restoration, transportation and export, corporate governance, taxation, etc.

Product Research and Development

We do not anticipate undertaking incurring any material product research and development activities during the next twelve months.

 Acquisition of Plant and Equipment and Other Assets

We do not anticipate the sale of any material property, plant or equipment during the next 12 months. We do anticipate the acquisition of material property, plant and equipment during the next 12 months, subject to continue our oil and gas explorations, we are unable to estimate the amount of such expenditures as they are subject to securing sufficient financing .

Number of Employees

From our inception through the period ended June 30, 2007, we have principally relied on the services of outside consultants and at-will consultants for services. We currently have 17 time employees. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. We anticipate that it may become desirable to add full and or part time employees to discharge certain critical functions during the next 12 months. This projected increase in personnel is dependent upon our ability to generate revenues and obtain sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees. As we continue to expand, we will incur additional cost for personnel.

1.6. Taxation

Legislation and regulations regarding taxation in Russia continue to evolve. The various legislation and regulations are not always clearly written and their interpretation is subject to the opinions of the local, regional and national tax authorities. Instances of inconsistent opinions are not unusual.

The current regime of penalties and interest related to reported and discovered violations of Russia's laws, decrees and related regulations is severe. Interest and penalties are levied when an understatement of a tax liability is discovered. As a result, the amounts of penalties and interest can be significant in relation to the amounts of unreported taxes.

In Russia tax returns remain open and subject to inspection for a period of up to three years.

The Company didn’t perform an annual reconsolidation of its tax payments with the tax authorities. So its tax liabilities could be revised. The Company's management believes that the related tax contingencies are remote rather than possible and will not have any significant impact on the Company's financial statements.

Overall, management believes that the Company has paid or accrued all taxes that are applicable. For taxes other than income tax, where uncertainty exists, the Company has accrued tax liabilities based on management's best estimate of the probable outflow of resources embodying economic benefits, which will be required to settle these liabilities. Possible liabilities which were identified by management at the balance sheet date as those that can be subject to different interpretations of the tax laws and regulations are not accrued in the interim condensed consolidated financial statements.

1.7. Capital Commitments

The Company and its subsidiary are engaged in ongoing capital projects for exploration and development of production and drilling facilities. The budgets for these projects are generally set on an annual basis. Depending on the current market situation, actual expenditures may vary from the budgeted amounts.

The Company is seeking external sources of financing. Management believes that the Company will receive all the financing required to complete both existing and scheduled projects.

1.8. Environmental Matters

Due to the nature of its business, the Company is subject to federal legislation regulating environmental protection. The majority of environmental liabilities arise as a result of accidental oil spills and leaks that pollute land, and air pollution. The Company considers fines paid and other environmental liabilities as immaterial, given the scale of its operations.
Legislation that regulates environmental protection in the Russian Federation is evolving, and the Company evaluates its liabilities in accordance therewith. Currently it is not possible to reasonably estimate the liabilities of the Company which may be incurred should the legislation be amended.
The management believes that, based on the existing legislation, the Company is unlikely to have liabilities that need to be accrued in addition to the amounts already recognized in the interim condensed consolidated financial statements and that may have a material adverse effect on the operating results or financial position of the Company.

1.9. License Agreements

In accordance with certain License agreements or separate agreements concluded from time to time with the local and regional authorities the Company must maintain certain levels of expenditures for health, safety and environmental protection, as well as maintain certain level of capital expenditures. Generally these expenditures are within the normal operating and capital budgets and are accounted for when incurred in accordance with existing accounting policies for respective costs and expenses.

1.10.  Fair Value of Financial Instruments and Risk Management

The Company, in connection with its current activities, is exposed to various financial risks, such as foreign currency risks, interest rate risks and credit risks. The Company manages these risks and monitors its exposure on a regular basis.
The Company enters into contracts to economically hedge certain of its risks associated with RUB appreciation but these are not eligible for hedge accounting by SFAS 133.

1.11.	Subsequent Events

On May 25, 2007 OJSC “Smolenergy” gained control over Limited Liability Company “Gorstovoe” by buying 51% of its shares. According to the Russian legislation the contract becomes effective from the date of the agreement. However the formal procedure of registration of the legal documents in Russian tax authorities has not been completed on the date presenting these financial statements. The management believes that the registration will be completed shortly.

On 12 July 2007, the Company paid RUB 3,250,000 (US$ 24 million at the CBR exchange rate as of 25 May 2007) to LLC “Ariust” on the purchase agreement and intends to meet the deadline for the rest of the payment to fulfill its obligations on the contract. Following this acquisition the Company holds 51% share of its subsidiary.
The Company intends to increase its interest in LLC “Gorstovoe” by purchasing an additional 39% interest, if funding becomes available.

2. Solution of main technical problems connected with development of oil field “Gorstovoe”.

For solution of the main tasks set by OJSC “Smolenergy” and JSC “Gorstovoe” for the preparation of oil field “Gorstovoe” for the commercial development it is necessary to solve two main problems:

1.1. To provide the conversion of the main part of the oil reserves from category C2 into category C1.

1.2. To make the production test intensively for receiving of the main parameters needed for making of the design documents for the field development.

In addition, it is necessary to complete the installation of the field equipment and communications. JSC “Gorstovoe” has all necessary things to resolve these problems.
For purpose of increasing of the category of the oil and gas reserves within “Gorstovoe” field it is necessary to drill three vertical confirmation wells with opening-up pf Paleozoic deposits to the depth not less than 200m. They must be located on the northern, central and southern parts of the field.

The mean depth of these wells will be 2600-2700m. The first well will be well No96 with depth of 2600m the drilling of which is foreseen in the northern part of the field at interception of two seismic profiles No40302 and No40324. Its drilling is foreseen in 2007. It must penetrate the productive formation Yu 3 to its entire thickness (more than 30m) and increase the reserves for Category C1 substantially.

Increase of the reserves of this category can be connected with testing of formation B10 of Cretaceous in well No101 as well as with recalculation of the entire field reserves with account of the new data obtained in result of the drilling of well No96 and wells drilled before considering information on low-resistivity productive formations.
For realization of this project it is necessary to make the intensive effective test production which will allow not only to prepare the field for development but provide oil production in volumes sufficient for the following development of the field exploration at the cost of self-financing.

For this purpose during the investment period within the first pad it is necessary to drill the production wells No 102, 103, 104 putting them into the test production gradually. Within the second pad which must be built near well No96 it will be necessary to drill and put into the test production not less than two production wells.
So during two years it us necessary to build and put into the test production one confirmation well and thirteen production wells.
By the end of the investment period within the field 8 production wells must be (93, 101, 102, 103, 104, 96, 197, 198).
Such program can be performed if by the winter of 2008 all the necessary materials for construction of wells 102, 103, 104 on the first pad are delivered as well as for the confirmation well 96. In this case it is possible to drill the production wells in summer. The analogical operation of the cargo delivery must be performed by winter of 2009 for drilling of wells 197, 198, and may be for 199.

2.	Production and transportation of oil in the “Gorstovoe” oil field

It is expected the phased development strategy. The oil production is planned to start from January, 2008 after putting wells 93 and 101 into flowing production at the original phase. At that there are two cases of their production. The first one: two wells product oil from one productive formation Yu3. The second more effective one is as well No93 products oil from formation Yu3 and well 101 from formation B10. Hereafter by July 2008 the wells will be converted for the machine production. In winter of 2008 the oil transportation is foreseen by motor-vehicle transport. Upon drilling wells 102, 103, 04 will be put into production in 2008.
By June 2008 all works connected with the field construction, LACT (lease automatic custody transfer) will be completed and the oil transportation will be organized by oil pipeline with the following oil delivery into the long-distance pipeline system AK “Transneft”.
Production levels and the procedure of well putting into the oil production are shown in Table 1 for the economic design of the project efficiency.
In whole for 2007/2008 56,6 thousand tons of oil will be produced in “Gorstovoe” oil field and all necessary materials will be prepared for the first production phase of the oil field development.

	2007	2008
Income:		1Q	2Q	3Q	4Q
Number of wells drilled for this period	-	3	3	3	4
Current declining well stock	4	4	7	10	13
Oil production per 1 well, ton/day	20	20	20	20	20
Coefficient of oil performance	0,74	0,74	0,74	0,74	0,74
Production for the period, thou tons	10,8	5,4	9,4	13,5	17,5
Accumulated production, thou tons	10,8	16,2	25,6	39,1	56,6
Price $/t	438	438	438	438	438
Rate of return % per 1 ton of the oil produced	30	30	30	30	30
Profit for the period mln. $	4,73	2,37	4,12	5,91	7,67
Accumulated profit, mln. $	4,73	7,1	11,22	17,13	24,8
Expenses:
Cost of construction of 1 well, mln $	35,0	15,0	15,0	15,0	20,0
Well construction, % of cost of 1 well	0,95	0,95	0,95	0,95	0,95
Field facilities construction, % of cost of 1 well	0,05	0,05	0,05	0,05	0,05
Purchase of oil field “Gorstovoe”, mln. $	35,0
Total: expenses, mln. $	70,0	15,0	15,0	15,0	20,0
Accumulated expenses, mln. $	70,0	75,0	90,0	105,0	125,0
Cash-flow	-70,0	-46,66	-48,26	-47,56	-48,66
Necessary investments, mln. $	35,0				65,0
Credit for purchase of oil field “Gorstovoe”, %					6,5
Cumulative investments	-
Interests for investments (included)
Cash-flow, total:	0,00	-46,66	-48,26	-47,56	-48,66

Table No1. Project economic efficiency

4. Management structure, lead managers of Company

Lead managers of OJSC «Smolenergy»: General Manager, Deputies General Manager, Finance Director, Legal Adviser. Total number of JCS “Smolenergy” employees is 10 persons.
Lead managers of JSC “Gorstovoe”: General Manager, Chief Engineer, Chief geologist, Chief Accountant, Legal Adviser. Field employees are presented by Field

 Superintendent, oil and gas farm bosses, diesel power plant operators, an oilfield equipment repairman, a driver. Total number of employees of JSC “Gorstovoe” is 17 persons.

5. Sources of financing of Company projects

As sources of financing of Company activity the bank credits are considered as well as private investments. There is an agreement with OJSC “Master-Bank” (Moscow) on the investment credit for oil field “Gorstovoe” equal to 600,0 mln RUR.

6. Gas condensate processing and oil-product trade

Within commercial activity OJSC “Smolenergy” continue to process gas condensate in Niznykamsky Oil Refinery. Volumes of gas condensate being processed vary from 15,0 to 30,0 thou tons per month. Gas condensate products are realized both in domestic and export markets. Along with processing Company pays great attention to distribution of oil products. The corresponding contracts and agreements for oil-product sales are signed.

Inflation and Foreign Currency

The Company maintains its books in local currency: US Dollars for its US operations, Russian Rubbles for its Russian operations, respectively.

Until the beginning of this year, the Company’s operations were conducted primarily outside the United States through its wholly- and majority owned subsidiaries. As a result, fluctuations in currency exchange rates may significantly affect the Company's sales, profitability and financial position when the foreign currencies of its international operations are translated into U.S. dollars for financial reporting. In additional, we are also subject to currency fluctuation risk with respect to certain foreign currency denominated receivables and payables. Although the Company cannot predict the extent to which currency fluctuations may or will affect the Company's business and financial position, there is a risk that such fluctuations will have an adverse impact on the Company's sales, profits and financial position. Because differing portions of our revenues and costs are denominated in foreign currency, movements could impact our margins by, for example, decreasing our foreign revenues when the dollar strengthens and not correspondingly decreasing our expenses. The Company does not currently hedge its currency exposure. In the future, we may engage in hedging transactions to mitigate foreign exchange risk.

It is the opinion of the Company that inflation has not had a material effect on its operations.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.
DIRECTORS AND EXECUTIVE OFFICERS

Prior to the completion of the acquisition of Smolenergy, our board of directors and sole executive officer was Mr. Silvestre Hutchinson. Effective as of the closing of that acquisition and (a) subject to the Company’s compliance with Rule 14(f) promulgated under the Securities Exchange Act of 1934, as amended, Messrs. Viktor Ekimov, Evgeny Fedosov, Evgeny Bagay, and Elias Kamenoy were appointed as directors of the Company and (b) Mr. Hutchinson resigned, effective immediately, as President, Chief Executive Officer and Chief Financial Officer of the Company but remained as a Director. Upon the resignation of Mr. Hutchinson, the below named persons were appointed to the positions set forth opposite their names and will serve in those capacities until their successors are duly elected or appointed and qualified.

The names of our current officers and directors are set forth below:

Name	Age	Position(s)

Evgeny Bagay	57	Chief Executive Officer and a Director

Evgeny Fedosov	56	Chief Financial Officer and a Director

Viktor Ekimov	55	Director

Elias Kamennoy	21	Director

Silvestre Hutchinson	55	Director

Set forth below is biographical information concerning each of our executive officers and directors based on information supplied by them.

Evgeny Bagay, age 57, is the Company’s Chief Executive Officer and a Director. He has been a Deputy General Director of Smolenergy since 2006. From 2001 until joining Smolenergy, he had been Deputy General of Mikasoil, a petroleum refinery.

Evgeny Fedosov, age 56, is the Company’s Chief Financial Officer and a Director. Mr. Evgeny has been the Financial Director and Chairman of the Board of Directors of Smolenergy since June 2006. For more than five years before joining Smolenergy, he was the General Director of JSC Slavneft - Moscow, an oil construction and reconstruction firm.

Viktor Ekimov, age 55, is a Director of the Company. Mr. Ekimov for more than the past five years has been the General Director and sole stockholder of OJSE UC Tomskpodvodtraboprovodstroy. He is currently a Deputy of the State Duma for the Tomskoy and Councilman of the Directors of OAO Commercial Bank in Tomsk. He is the author of scientific articles addressing the problems of welding devices for mineral pipelines.

Elias Kamennoy, age 21, is a Director of the Company. He is a student at Moscow State University.

Silvestre Hutchinson, age 55, became a Director and the President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer of the Company as of the close of business on April 25, 2007. Mr. Hutchinson is currently the Economic Adviser of Hutchinson and Associates as well as the General Manager of Hutchinson and Lewis Consultants. Since May 2005, Mr. Hutchinson has been the Vice President of the Bayano Foundation of Panama. From January 2000 to September 2004, Mr. Hutchinson was the director of Economic Bilateral International Relations of the Department of Foreign Affairs of the Republic of Panama.

Mr. Hutchinson resides in Panama. Myron Gushlak of Bluewater Partners, S.A. (“Bluewater”) has acted as an advisor to Russoil and acted as a liaison between Mr. Hutchinson, Russoil’s attorneys and accountants and representatives of Smolenergy. Mr. Gushlak should be deemed an affiliate of Bluewater and Bluewater is a shareholder of Russoil. Mr. Gushlak may be deemed to be a “parent” or “promoter” of Russoil, as such terms are defined by the federal securities laws. On July 3, 2007, the Company issued its $200,000 convertible promissory note (the “note”) in the aggregate principal amount of $200,000 in consideration for that same amount from Bluewater. That note bears interest at 10% per annum and is payable on demand. At the option of Bluewater, principal and accrued interest may be converted into common stock of Russoil at the rate of one (1) share for each $0.10 (ten cents) of the indebtedness. That conversion price is subject to certain anti-dilutive adjustments. In July 2007, Russoil advanced $200,000 to Smolenergy in connection with the acquisition of Smolenergy’s capital stock.

EXECUTIVE COMPENSATION

Compensation

Neither Russoil nor Smolenergy paid cash compensation to their current, respective, executive officers during the year ended December 31, 2006. However, in June of 2006 Russoil issued 242,000,000 shares of its common stock to Kimberly Hennessey, a former executive officer and director in consideration of her efforts in founding the Company, having an estimated value of $800.00 as compensation for her services in founding the Company. See “Sales of Unregistered Securities”.

We do not have a Stock Option, Stock Grant, Phantom Stock or other similar plans. We may adopt such plans in the future.

No Employment Agreements

We have not entered into employment agreements with our executive officers as of the date of this Currrent Report on Form 8-K. We may enter into employment agreements with certain of our executive officers in the future. No assurance can be give when, if ever, such agreements will be entered into or the terms thereof.

Compensation of Directors

Mr. Hutchinson has been paid $12,000 for his services as a Director for the next 12 months.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as giving after effect to the Share Exchange Agreement and the transactions contemplated thereby, regarding the beneficial ownership of our Common Stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each of our directors and executive officers; and (iii) all of our executive officers and directors as a group:

Name and address of Beneficial Owner (2)	Amount (1)	Approximate Percent of Class
Directors and Named Executive Officers:
Viktor Ekimov (3) (5)	110,250,000	52%
Evgeny Fedosov (3)	0	*
Evengy Bagay (3)	0	*
Elias Kameroy (3)	0	*
Silvestre Hutchinson (4) (5)	110,250,000	52%

All directors and named executive officers as a group (5 persons)	110,250,000	52%

* Less than 1%.

(1)
Beneficial ownership is calculated based on 210,250,000 shares of common stock outstanding giving after effect to the Share Exchange Agreement and the transactions contemplated thereby. Beneficial ownership is determined in accordance with Rule 13d-3 of the SEC.

(2)	The address for the above named directors and executive officers, except for Mr. Hutchinson is:
c/o OJSE Smolenergy
Nagerezhnaya Tarasa Schevchenko ½
Building 27
121059 Moscow

The address for Mr. Hutchinson, is c/o the Company’s New York office located at:
230 Park Avenue
10th Floor
New York, New York 10169

(3)
Effective as of the Company’s acquisition of Smolenergy, Messrs. Fedosov, Bagay, Ekimov and Kamennoy became Directors of the Company and Messrs. Bagay and Fedosov became our Chief Executive and Chief Financial Officers, respectively.

(4)	Effective as of the Company’s acquisition of Smolenergy, Mr. Hutchinson resigned as an officer of the Company but remains as a Director of the Company.

(5)	Effective as of the Company’s acquisition of Smolenergy, MessrsV. Ekimov and Hutchinson entered into a Voting Agreement to vote their shares jointly for certain purposes.

Certain Transactions

On April 23, 2007, Silvestre Hutchinson acquired control of Russoil by purchasing from Kimberly A. Hennessey, our then President, Chief Executive Officer, Chief Financial Officer, and Sole Director, 228,000,000 shares of Russoil’s common stock owned by Ms. Hennessey pursuant to and in accordance with a stock purchase agreement, dated April 25, 2007, between Mr. Hutchinson and Ms. Hennessey. Mr. Hutchinson also purchased 14,250,000 shares from Nicole Gagne, who was the Company’s Secretary. In connection with that Stock Purchase Agreement, our prior officers and directors resigned from their positions with Russoil and Mr. Hutchinson was appointed as the President, Chief Executive Officer, and Chief Financial Officer, Secretary and a Director of Russoil.

All of the officers and directors of Smolenergy reside in the Russian Federation. Mr. Michael Vax may be deemed to be a “parent” or “promoter” of this Company as such terms are defined in the federal securities laws. Mr. Vax has facilitated transactions among the parties, by among other things, acting as a liaison between Smolenergy, its accountants, and representatives and Russoil, its attorneys and representatives.

See Item 2.1 of this Current Report on Form 8-K for a discussion of the (a) Russoil’s acquisition of Smolenergy’s capital stock; and (b) the Voting Agreement by and between Messrs. Ekimov and Hutchinson. Item 2.1 is incorporated by reference as if fully set forth herein.

See also, Directors and Executive Officers.

Market for our Securities and Related Stockholder Matters

Market Information

Russoil’s common stock had been quoted on the OTC Bulletin Board under the symbol “CASD.OB” from December 2006 until our symbol was changed to "RUSO.OB" on August 20, 2007. The price of our stock since December 2006 has been as follows:

For the following periods of time	High	Low

From December 2006 through May 31, 2007	0	0

June 2007	$1.82	$0.18

July 2007	$0.26	$0.11

August 2007	$0.17	$0.10

The foregoing reflects inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Record Holders

As of August 31, 2007 we had approximately 52 holders of record of our common stock.

Transfer Agent

Russoil’s transfer agent is Island Stock Transfer, 100 Second Avenue South, Suite 104N, St. Petersburg, Florida 33701, telephone number 727-289-0010.

Sales of Unregistered Securities

In June 2006, Russoil issued 228,000,000 shares of our common stock to Kimberly A. Hennessey, Russoil’s President, Chief Executive Officer, Chief Financial Officer and a Director, and 14,250,000 shares of our common stock to Nicole Gagne, Russoil’s Secretary, in consideration for services in connection with the founding of Russoil. Russoil’s Board of Directors determined the fair value of the shares at a per share amount equal to the par value of our common stock, $0.0001 per share. As a result the fair value of the shares issued to Ms. Hennessey was $800 and the fair value of the shares issued to Ms. Gagne was $50. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

In June 2006 Russoil issued 14,250,000 shares of common stock to 41 investors in a private placement. In that private placement, Russoil sold 12,825,000 shares of common stock to 40 investors who were non-US persons (as defined under SEC Regulations) pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S, and Russoil sold 1,425,000 shares of common stock to one investor pursuant to an exemption under Section 4(2) of the Securities Act. Russoil conducted the private placement without any general solicitation or advertisement and a Securities Act restrictive legend was placed on the certificates for said shares. All of the foregoing numbers of shares give effect to a 28.5 for 1 stock split effected on April 30, 2007.

Securities Authorized for Issuance under Equity Compensation Plans

Russoil does not have any compensation plan under which equity securities are authorized for issuance

Description of Russoil’s Securities

Russoil authorized capital stock consists of 14,250,000,000 shares of common stock, par value $0.00001 per share, and 5,000,000 shares of preferred stock, par value $0.00001 per share.  After giving effect to the Share Exchange Agreement and the transactions contemplated thereby, we will have outstanding 210,250,000 shares of common stock. We have not issued any shares of preferred stock. There are no outstanding options, warrants, or rights to purchase any of our securities except for the right of Bluewater to convert Russoil’s note into a maximum of 2,000,000 shares, subject to adjustment, of Russoil’s common stock.

Russoil’s Common Stock

Holders of shares of Russoil’s common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. Each holder of Russoil’s common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.

Russoil’s board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. In the event that we issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Russoil’s Preferred Stock

Russoil is authorized to issue 5,000,000 shares of preferred stock. Our Board of Directors is authorized to issue preferred stock in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions of our Articles of Incorporation, the Board of Directors being expressly vested with authority to adopt any such resolution or resolutions. As a result, our Board of Directors may issue shares of preferred stock quickly and easily, to raise capital for our operations, or to delay or prevent a change in control or make removal of management more difficult, without stockholder approval. Issuances of preferred stock may negatively affect your rights as a common stockholder and reduce your relative percentage ownership and the value of your investment in the total equity of Russoil.

Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of Russoil. The ability of the Board to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

Indemnification of Directors and Officers

Russoil’s officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Russoil’s Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with Russoil or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Russoil’s bylaws provide that we will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Russoil’s bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify Russoil’s officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Russoil’s directors could cause us to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent, or as a director, officer, employee or agent of our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Smolenergy’s consolidated audited financial statements for the six months ended June 30, 2007 are filed as Exhibit 99.1 to this Current Report on Form 8-K, Gorstovoye’s audited financial statements for the year ended December 31, 2006 are attached hereto as Exhibit 99.2 and Gorstovoye’s unaudited financial statements for the three months ended March 31, 2007 are attached hereto as Exhibit 99.3.

(b) Unaudited Pro-Forma Financial Information.

The Proforma Unaudited Financial Statements have been prepared by management in order to present consolidated financial position and results of operations of the Registrant and Smolenergy as if the acquisition had occurred as of June 30, 2007 for the pro forma condensed balance sheet and to give effect to the acquisition of the Registrant, as if the transaction had taken place at January 1, 2007 for the pro forma condensed consolidated statement of losses for the six months ended June 30, 2007. They are attached hereto as exhibit 99.4.

(d) Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation (1)
3.1(a)	Changes to Articles of Incorporation (2)
3.1(b)	Articles of Merger (2)
3.2	By-Laws (1)
10.1	Share Exchange Agreement dated as of May 31, 2007 among Registrant, OJSE Smolenergy and its stockholders (3).
10.2	Termination of Share Exchange Agreement (Exhibit 10.1) dated as of August 31, 2007.*
10.3	Share Exchange Agreement dated as of August 31, 2007 among OJSE Smolenergy and Viktor Ekimov and Amendment No. 1 thereto.*
10.4	Voting Agreement dated as of August 31, 2007 by and between Silvestre Hutchinson and Viktor Ekimov.*
10.5	Cancellation (of Shares) Agreement dated as of August 31, 2007, by and between Registrant and Silvestre Hutchinson.*
10.6	Registrant’s Convertible Promissory Note issued to Bluewater Partners, S.A.*
99.1	Smolenergy’s consolidated audited financial statements for the six months ended June 30, 2007.*
99.2	Gorstovoye’s audited financial statements for the year ended December 31, 2006.*
99.3	Gorstovoye’s unaudited financial statements for the three months ended March 31, 2007.*
99.4	Unaudited ProForma Financial Statements.*

(1) Filed as an exhibit to our Form SB-2 Registration Statement, filed on August 14, 2006 and incorporated herein by reference.

(2) Filed as an exhibit to our Current Report on Form 8-K, filed May 10, 2007, and incorporated herein by reference.

(3) Filed as an exhibit to our Current Report on Form 8-K, filed on June 1, 2007, and incorporated herein by reference.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSSOIL CORPORATION

Dated: September 7, 2007	By:	/s/ Evgeny Bagay
Evgeny Bagay Chief Executive Officer